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                                                                    EXHIBIT 3.90

                            ARTICLES OF INCORPORATION

                                       OF

                          KAILASH B. SHARMA, M.D., P.C.

                                    ARTICLE I

          The name of the corporation is Kailash B. Sharma, M.D., P.C.

                                   ARTICLE II

          The corporation elects to be created and operated pursuant to the Georgia Professional Corporation Act and shall have perpetual duration.

                                   ARTICLE III

          The purposes for which the corporation is organized are the practice of medicine and all related fields thereto.

                                   ARTICLE IV

          The total number of shares of stock which the corporation shall have authority to issue is 1,000 with no par value.

                                    ARTICLE V

          The corporation will not commence business until a minimum of Five Hundred nd no/100ths Dollars ($500.00) has been received for the issuance of shares.

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                                   ARTICLE VI

          The registered office of the corporation in the State of Georgia is to be located at 727 Ravenel Road, Augusta, Georgia, 30909. Its registered agent at such address is Kailash B. Sharma. His consent to serve is attached hereto.

                                   ARTICLE VII

          The initial Board of Directors shall consist of two members who shall be:

                                Kailash B. Sharma
                                727 Ravenel Road
                             Augusta, Georgia 30909

                                   [ILLEGIBLE]
                                727 Ravenel Road
                             Augusta, Georgia 30909

                                  ARTICLE VIII

          The name and mailing address of the incorporator is:

                                Kailash B. Sharma
                                727 Ravenel Road
                             Augusta, Georgia 30909


                                   ARTICLE IX

          The corporation shall have and exercise all the powers conferred in the laws of the State of Georgia upon professional corporations formed under the laws of such State.

          Dated this 24 day of October, 1980.

                                                     /s/ Kailash B. Sharma
                                                     ---------------------------
                                                     Kailash B. Sharma
                                                     Incorporator

                                      - 2 -
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                                                                    EXHIBIT 3.90

                              ARTICLES OF AMENDMENT

                                       OF

                          KAILASH B. SHARMA, M.D., P.C.
                      (A GEORGIA PROFESSIONAL CORPORATION)

                                    ARTICLE I

     THE NAME OF THE CORPORATION IS "KAILASH B. SHARMA, M.D., P.C." (THE "CORPORATION").

                                   ARTICLE II

     ARTICLE I OF THE ARTICLES OF INCORPORATION IS AMENDED TO STATE AS FOLLOWS:

          THE NAME OF THE CORPORATION IS "KAILASH B. SHARMA, M.D., INC."

                                   ARTICLE III

     ARTICLE II OF THE ARTICLES OF INCORPORATION IS AMENDED TO STATE AS FOLLOWS:

          THE CORPORATION SHALL BE GOVERNED BY THE GEORGIA BUSINESS CORPORATION CODE.

                                   ARTICLE IV

     ARTICLE III OF THE ARTICLES OF INCORPORATION IS DELETED IN ITS ENTIRETY.

                                    ARTICLE V

     ARTICLE IX OF THE ARTICLES OF INCORPORATION IS DELETED IN ITS ENTIRELY.

                                   ARTICLE VI

     PURSUANT TO SECTION 14-2-1003 OF THE OFFICIAL CODE OF GEORGIA, EACH AMENDMENT DESCRIBED ABOVE HAS BEEN DULY ADOPTED AND APPROVED BY THE BOARD OF DIRECTORS AND THE SHAREHOLDER OF THE CORPORATION AS OF THE DATE OF FILLING OF THESE ARTICLES OF AMENDMENT.

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                                  ARTICLE VIII

     THE CHANGES MADE BY THESE ARTICLES OF AMENDMENT SHALL BE EFFECTIVE UPON THE FILING OF THESE ARTICLES OF AMENDMENT WITH THE SECRETARY OF STATE THE STATE OF GEORGIA.

                                   ARTICLE IX

     A REQUEST FOR PUBLICATION OF A NOTICE OF INTENT TO FILE ARTICLES OF AMENDMENT WHICH CHANGE THE NAME OF THE CORPORATION AND PAYMENT THEREFOR HAVE BEEN MADE AS REQUIRED BY SECTION 14-2-1006 I(b) OF THE OFFICIAL CODE OF GEORGIA.

     IN WITNESS WHEREOF, THESE ARTICLES OF AMENDMENT HAVE BEEN EXECUTED BY THE UNDERSIGNED THIS 2 DAY OF DECEMBER, 2002

                                                   KAILASH B. SHARMA, M.D., P.C.


                                                   /s/ Kailash B. Sharma M.D.
                                                   -----------------------------
                                                   By: Kailash B. Sharma, M.D.
                                                   As Its: president